UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2005, PerkinElmer, Inc. granted to its executive officers their annual stock option awards under PerkinElmer’s 2001 Incentive Plan. The following table summarizes the awards granted to the specified executive officers of PerkinElmer:

Executive Officer	Title	Shares of Common Stock Underlying Stock Options

Gregory L. Summe	Chairman of the Board, Chief Executive Officer and President	200,000

Robert F. Friel	Executive Vice President and Chief Financial Officer	85,000

John P. Murphy	Executive Vice President and Chief Operating Officer	80,000

Peter B. Coggins	Senior Vice President and President of Life and Analytical Sciences	60,000

Richard F. Walsh	Senior Vice President, Human Resources	40,000

John A. Roush	Vice President and President of Optoelectronics	25,000

Jeffrey D. Capello	Vice President Finance, Treasurer and Chief Accounting Officer	25,000

The stock options grant the executive the right to purchase up to the number of shares of PerkinElmer’s common stock specified in the table above at a per share purchase price equal to $22.22. The per share purchase price is equal to the fair market value of PerkinElmer’s common stock, calculated as the average of the high and low trading price of such stock on January 3, 2004 on the New York Stock Exchange. The stock options vest in three equal annual installments beginning on January 3, 2006 and, to the extent vested, may be exercised over a term of seven years. Upon a change in control of PerkinElmer or the death or disability of the executive, all unvested options become 100% vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: January 5, 2005	By:	/s/ Robert F. Friel
Robert F. Friel Executive Vice President and Chief Financial Officer